UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2011
HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

On October 18, 2011, Harbinger Group Inc’s majority-owned operating subsidiary, Spectrum Brands Holdings, Inc. (“Spectrum”), issued a press release announcing that its Board of Directors has approved a new $30 million common stock repurchase program.  The authorization is effective for 12 months.  Purchases under the program may be made in the open market or in privately negotiated transactions from time to time at Spectrum management’s discretion.  Spectrum said that it will base its decisions on the amounts and timing of purchases of shares on such factors as market conditions, the price of the Spectrum’s common stock and general economic conditions, as well as on Spectrum management’s assessment of liquidity and cash flow requirements.  Spectrum said that the repurchase program may be suspended or discontinued at any time.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.
Date: October 18, 2011	By:	/s/ Francis T. McCarron
		Name:	Francis T. McCarron
		Title:	Executive Vice President and Chief Financial Officer

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